As filed with the Securities and Exchange Commission on July 11, 2008
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________________________

JAMES RIVER COAL COMPANY
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1602012 (I.R.S. Employer Identification No.)

901 E. Byrd Street, Suite 1600 Richmond, Virginia 23219 (804) 780-3000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Peter T. Socha
President & Chief Executive Officer
James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia  23219
(804) 780-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_____________________________________

Copies to:
David A. Stockton Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500
_____________________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐    _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐   __________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.01 per share	387,973	$40.21	$15,600,394.33	$613.10

(1)
All of the shares of common stock offered hereby are being offered for the account of a selling shareholder, who acquired the shares in connection with the registrant’s acquisition of certain assets from Cheyenne Resources, Inc. on July 8, 2008.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the common stock as reported on the Nasdaq Global Market on July 8, 2008.

PROSPECTUS

James River Coal Company

387,973 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 387,973 shares of our common stock, par value $0.01 per share, by the selling shareholder identified in this prospectus, which shares were issued in connection with our acquisition of certain assets from Cheyenne Resources, Inc. on July 8, 2008.  The selling shareholder may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  To the extent required, we will provide the specific terms of transactions in these shares in supplements to this prospectus.  For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section entitled “Plan of Distribution” on page 4 of this prospectus.

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholder.  We have agreed to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the shares.

Our common stock is listed on the Nasdaq Global Market under the symbol “JRCC.”  On July 10, 2008, the last sales price of our common stock as reported on the Nasdaq Global Market was $46.29 per share.  In this prospectus, unless the context otherwise requires, all references to our common stock include the accompanying preferred share purchase rights pursuant to our rights agreement.

_________________

Investing in our common stock involves risks.  Please see “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated herein by reference, and beginning on page 28 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008, which is incorporated herein by reference.
_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus is July 11, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, the selling shareholder named herein may offer and sell up to 387,973 shares of our common stock that it owns.  This prospectus provides you with a general description of the common stock that the selling shareholder may offer.  The selling shareholder may deliver a prospectus supplement when it offers to sell shares of common stock offered hereby that may contain specific information about the terms of that offering.  Such a prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  Neither the selling shareholder nor we have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the selling shareholder nor we are making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, as used in this prospectus, the terms “James River,” “we,” “our,” “us” and similar terms refer to James River Coal Company and its consolidated subsidiaries.

i

PROSPECTUS SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below under “Incorporation of Certain Documents by Reference.”  This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus.  We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any prospectus supplement.

The Company

We mine, process and sell bituminous, steam and industrial-grade coal through six operating subsidiaries, which we refer to as mining complexes, located throughout eastern Kentucky and in southern Indiana.  We have two reportable business segments based on the coal basins in which we operate (Central Appalachia, which we refer to as CAPP, and the Midwest).  In the fiscal year ended December 31, 2007, we derived approximately 86% of our total revenues (under contracts and in the spot market) from coal sales to electric utility customers and the remaining 14% from coal sales to industrial and other companies or from synfuel handling fees.  In the three months ended March 31, 2008, we derived 68% of our total revenues (contract and spot) from coal sales to electric utility customers and the remaining 32% from coal sales to industrial and other companies.

We were incorporated in the Commonwealth of Virginia in June 1991.  The address of our principal executive office is 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219, and our telephone number at that address is (804) 780-3000.  Our website address is www.jamesrivercoal.com.  We do not incorporate the information on our website into this registration statement and prospectus, and you should not consider information on our website as part of this registration statement and prospectus.

A more detailed discussion of our business is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which discussion is incorporated herein by reference.

Recent Developments

On June 30, 2008, we announced that we had entered into a definitive agreement to acquire certain mining assets from Cheyenne Resources, Inc.  The transaction was closed on July 8, 2008.  The acquired assets include approximately 10.2 million tons of proven and probable surface reserves and 3.6 million tons of proven and probable underground reserves, plus additional surface resources.  Permits necessary to begin mining a portion of the reserves immediately are currently in place.  No equipment, workforce or other assets were acquired in the transaction.  The estimated purchase price for the acquisition was $40 million, comprised of $16 million in cash at closing, a promissory note for $4 million due on August 31, 2008, 387,973 shares of newly issued common stock of the Company, valued pursuant to the asset purchase agreement at $16 million, which shares are the subject of this prospectus, and our assumption of certain liabilities and other payments associated with transferred leases.

The Offering

This prospectus covers 387,973 currently outstanding shares of our common stock, par value $0.01 per share, which were issued in connection with our acquisition of certain assets from Cheyenne Resources, Inc. on July 8, 2008.

We will not receive any of the proceeds from the sale of these shares by the selling shareholder.

RISK FACTORS

Investing in our common stock involves risks.  Before buying any shares, you should read the discussion of material risks of investing in our common stock under the caption “Risk Factors” beginning on page 16 of our annual report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated herein by reference, and beginning on page 28 of our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008, which is incorporated herein by reference, and the information under “Forward Looking Statements” which appears below, together with any added, updated or changed information included in any prospectus supplement and in our reports to the SEC that are incorporated by reference into this prospectus.  While we have described all risks and uncertainties that we believe to be material to our business, it is possible that other risks and uncertainties that affect our business will arise or become material in the future.

FORWARD LOOKING STATEMENTS

In this prospectus, and from time to time in reports and statements, we make certain comments or disclosures which may be forward-looking in nature.  These statements are known as “forward-looking statements,” as that term is used in Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act.  Examples include statements related to our future outlook, anticipated capital expenditures, future cash flows and borrowings, and sources of funding.  These forward-looking statements could also involve, among other things, statements regarding our intent, belief, or expectation with respect to:

•	our cash flows, results of operation or financial condition;
•	the consummation of acquisition, disposition or financing transactions and the effect thereof on our business;
•	governmental policies and regulatory actions;
•	legal and administrative proceedings, settlements, investigations and claims;
•	weather conditions or catastrophic weather-related damage;
•	our production capabilities;
•	availability of transportation;
•	market demand for coal, electricity and steel;
•	competition;
•	our relationships with, and other conditions affecting, our customers;
•	employee workforce factors;
•	our assumptions concerning economically recoverable coal reserve estimates;
•	future economic or capital market conditions;
•	our plans and objectives for future operations and expansion or consolidation; and
•	the successful integration of the mining assets recently acquired from Cheyenne Resources, Inc.

Any forward-looking statements are subject to the risks and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from those expressed or implied in such forward-looking statements.  Any forward-looking statements are also subject to a number of assumptions regarding, among other things, future economic, competitive and market conditions generally.  These assumptions would be based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control.

We wish to caution readers that forward-looking statements, including disclosures which use words such as “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, and similar statements, are subject to certain risks and uncertainties which could cause actual results to differ materially from expectations.  These risks and uncertainties include, but are not limited to, the following:  changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversity our operations; failure to exploit additional coal reserves; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; the risk that we are unable to successfully integrate the assets acquired in the Cheyenne acquisition into our business or that reserve estimates of the acquired assets are inaccurate; the risk factors set forth above under the heading “Risk Factors;” and the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in any subsequent filings with the SEC.  Those are representative of factors that could affect the outcome of the forward-looking statements.  These and the other factors discussed elsewhere in this prospectus are not necessarily all of the important factors that could cause our results to differ materially from those expressed in our forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold by or for the account of the selling shareholder (or its pledgees, donees, or transferees), from time to time as market conditions permit, on the Nasdaq Global Market, or any other market or exchange on which the shares may at the time be listed, at prices and on terms then prevailing, or in negotiated transactions.  The shares may be sold by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an underwritten offering, subject to compliance with applicable disclosures concerning the identity and compensation arrangements of each firm acting as underwriter;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	face-to-face transactions between sellers and purchasers without a broker-dealer;

•	transactions in options, swaps, or other derivatives (whether exchange listed or otherwise);

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing, or by any other legally available means.

In addition, the selling shareholder or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholder.  The selling shareholder or its successors in interest may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.  Any shares covered by this prospectus may be sold pursuant to Rule 144 under the Securities Act or under Section 4(1) of the Securities Act rather than pursuant to this prospectus, if such exemptions are available.

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate.  Such brokers or dealers may receive commissions or discounts from the selling shareholder and/or the purchasers of the shares for whom such brokers or dealers act as agents or to whom they sell as principals, or both, in amounts to be negotiated (which compensation as to a particular broker-dealer might be in excess of customary commissions).  At the time a particular offer of shares is made by the selling shareholder, a prospectus supplement, if required, will be distributed to set forth the aggregate number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions, and other items constituting compensation from the selling shareholder, and any discounts, commissions, or concessions allowed or reallocated or paid to dealers, including the proposed selling price to prospective purchasers.  The selling shareholder and such brokers and dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  There can be no assurance, however, that all or any of the shares will be offered by the selling shareholder.  We know of no existing arrangements between the selling shareholder and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the shares.

We will not receive any of the proceeds of any sale of shares by the selling shareholder.  We have agreed to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the shares.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock by the selling shareholder named below.  All proceeds will be payable directly to the selling shareholder.

SELLING SHAREHOLDER

We are registering for possible resale 387,973 shares of our common stock held by the selling shareholder named below pursuant to this prospectus and any applicable prospectus supplement.  These shares were issued to the selling shareholder as part of the consideration for our acquisition of certain assets from the selling shareholder in a private placement of our common stock that was completed on July 8, 2008.  The following table sets forth the name of the selling shareholder, the number of shares beneficially owned by the selling shareholder as of July 8, 2008, the percentage of our total outstanding common stock beneficially owned by the selling shareholder as of July 8, 2008 (unless such percentage is less than 1%), and the maximum number of shares that may be offered for sale by the selling shareholder pursuant to this prospectus.

The selling shareholder may sell all, a portion or none of the shares covered by this prospectus at any time.  The selling shareholder may also sell, transfer or otherwise dispose of some or all of its shares (including shares not covered by this prospectus) in transactions exempt from the registration requirements of the Securities Act of 1933.  We do not know when or in what amounts the selling shareholder may offer shares under this prospectus or otherwise.  As a result, we cannot estimate with certainty the number of shares of our common stock that will be owned by the selling shareholder after the completion of any offering contemplated by this prospectus.

This table was prepared solely based on information supplied to us by the selling shareholder.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the selling shareholder named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

Except as set forth below, the selling shareholder has not had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.

We will not receive any proceeds from any sale of the shares.

Name of Selling Shareholder	Total Number of Shares Beneficially Owned(1)	Percentage Owned Before the Offering(2)	Total Number of Shares Offered for Resale(3)	Percentage Owned After the Offering(2)(4)
Cheyenne Resources, Inc. (5)	387,973	1.5%	387,973	*
_______________

*	Less than 1%

(1)
This column lists all shares of common stock beneficially owned by the selling shareholder, whether or not registered hereunder.  There is no assurance that the selling shareholder will sell any or all of such shares of common stock.

(2)	The total number of shares outstanding used in calculating the percentage owned assumes a base of 25,893,203 shares of common stock outstanding as of July 8, 2008.

(3)
Only the shares of common stock registered hereunder, as shown in this column for the selling shareholder, may be offered and resold by the selling shareholder pursuant to this prospectus.  There is no assurance, however, that the selling shareholder will sell any or all of such shares of common stock.

(4)	Assumes all shares of common stock registered hereunder are sold by the selling shareholder.

(5)
Ricky D. Kirk and Jerry Wells, Jr. each own 50% of the common stock of Cheyenne Resources, Inc., and this prospectus covers possible sales by such persons in the event they become the record or beneficial owners of such shares of our common stock as a result of one or more distributions from Cheyenne Resources, Inc.

The selling shareholder may offer and sell all or a portion of the shares of common stock from time to time, but is under no obligation to offer or sell any of such shares.  Because the selling shareholder may sell all, none, or any part of the shares of common stock from time to time, no estimate can be given as to the number of shares that will be beneficially owned by the selling shareholder upon termination of any offering by it, or as to the percentage of our total outstanding common stock that the selling shareholder will beneficially own after termination of any offering.

This prospectus also covers possible sales by certain persons (in addition to those named in footnote (5) above) who may become the record or beneficial owners of some of the shares of common stock as a result of certain types of private transactions, including but not limited to, gifts, private sales, distributions, and transfers pursuant to a foreclosure or similar proceeding by a lender or other creditor to whom shares may be pledged as collateral to secure an obligation of the selling shareholder.  Each such potential transferee of the selling shareholder is hereby deemed to be a selling shareholder for purposes of selling shares of common stock using this prospectus.  To the extent required by applicable law, information (including the name and number of shares of common stock owned and proposed to be sold) about such transferees, if there shall be any, will be set forth in an appropriate supplement to this prospectus.

Purchase Money Note

On July 8, 2008, we acquired certain mining assets from the selling shareholder pursuant to an asset purchase agreement entered into on June 30, 2008.  As a portion of the consideration in connection with our acquisition of certain assets from the selling shareholder, we issued an unsecured promissory note to the selling shareholder due August 31, 2008 in the principal amount of $4 million.  For more detail regarding the acquisition, see “Prospectus Summary – Recent Developments.”

Registration Rights and Sales Limitations

In connection with our acquisition of certain assets from the selling shareholder, we entered into a registration rights agreement with the selling shareholder and its two shareholders, requiring us to register the shares of our common stock received by them in connection with the acquisition.  We have prepared the registration statement of which this prospectus is a part as required by the registration rights agreement.

Pursuant to the registration rights agreement, the selling shareholder will be prohibited from selling, (i) on any single day following the date of this prospectus, more than 10% of the total number of shares issued to it (38,798 shares), and (ii) within any 7-day period commencing on the date of this prospectus, more than 25% of the total number of shares issued to it (96,994 shares).  To the extent that the selling shareholder sells less than 96,994 shares in a given 7-day period, it would have the right to carry over and sell such additional amount in a subsequent period.

LEGAL MATTERS

The validity of the issuance of the offered securities will be passed upon for us by Kilpatrick Stockton LLP, Atlanta, Georgia.  As of the date hereof, no attorneys with Kilpatrick Stockton LLP who worked on the preparation of this prospectus beneficially own any of the common stock.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 (all included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007) have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report on our consolidated financial statements includes an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Pension and Other Postretirement Plans, during 2006.

The information referred to in documents incorporated by reference into this registration statement concerning estimates of the proven and probable coal reserves for the Company, as of March 31, 2004, and for Triad, as of February 1, 2005 and April 11, 2006, was prepared by Marshall Miller & Associates, Inc. and has been incorporated by reference herein upon the authority of this firm as an expert.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available at the Public Reference Section of the Securities and Exchange Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549.  You may also obtain copies of the reports, proxy statements, and other information from the Public Reference Section of the SEC, at prescribed rates, by calling 1-800-SEC-0330.  The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We have filed a registration statement on Form S-3 to register the securities that may be sold pursuant to this prospectus.  As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.  You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information.  The information incorporated by reference is an important part of this prospectus.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will update and supersede the information in, or incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, filed with the SEC on March 6, 2008, as amended on April 29, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008;

•
our Current Reports on Form 8-K, filed with the SEC on March 25, 2008, May 6, 2008 (other than Item 2.02 and Exhibit 99.1, which are furnished and not incorporated herein by reference) and June 30, 2008;

•	our Proxy Statement on Form DEF 14A, filed with the SEC on May 30, 2008; and

•
the descriptions of our common stock and Series A Participating Cumulative Preferred Stock Purchase Rights contained in our registration statement on Form 8-A, filed January 24, 2005 (Registration No. 000-51129), and any amendment or report filed for the purpose of updating such description.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.  Requests should be directed to: James River Coal Company, 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219; Attn: Beth Cook, Director of Investor Relations; (804) 780-3000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with this offering.

SEC Registration Fee	$619
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	10,000
Miscellaneous Expenses	4,381
$25,000

Item 15.  Indemnification of Directors and Officers

The laws of the Commonwealth of Virginia pursuant to which we are incorporated permit us to indemnify our officers and directors against certain liabilities with the approval of our shareholders.  Our Amended and Restated Articles of Incorporation provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at our request as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of criminal law.

We have entered into an indemnification agreement with each of our directors and executive officers which requires us, among other things, to indemnify him or her against certain liabilities which may arise by reason of his or her status or service as a director or executive officer (other than liabilities arising from willful misconduct or a knowing violation of criminal law).

We have purchased directors’ and officers’ liability insurance policies.  Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and our subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by us and (2) us to the extent that we indemnify such directors and officers for losses as permitted under the laws of Virginia.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index which precedes the exhibits to this registration statement and is hereby incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 15(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 11, 2008.

JAMES RIVER COAL COMPANY By: /s/ Peter T. Socha Peter T. Socha, Chairman, President and Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, or either of them, as attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-3, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2008.

Signature	Title
/s/ Peter T. Socha Peter T. Socha	Chairman, President and Chief Executive Officer (principal executive officer)
/s/ Samuel M. Hopkins II Samuel M. Hopkins II	Vice President and Chief Accounting Officer (principal financial and accounting officer)
/s/ Alan F. Crown Alan F. Crown	Director
/s/ Ronald J. FlorJancic Ronald J. FlorJancic	Director
/s/ Leonard J. Kujawa Leonard J. Kujawa	Director
/s/ Joseph H. Vipperman Joseph H. Vipperman	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1#	Specimen common stock certificate
4.2#	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent, dated as of May 25, 2004
5	Opinion and Consent of Kilpatrick Stockton LLP
23.1	Consent of Marshall Miller & Associates, Inc.
23.2	Consent of KPMG LLP
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5)
24	Power of Attorney (see signature page)
____________________
#      Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-118190) originally filed with the SEC as of August 13, 2004.